As filed with the Securities and Exchange Commission on July 1, 2008	Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
ANADARKO PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0146568 (I.R.S. Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of Principal Executive Offices, including Zip Code)
Anadarko Petroleum Corporation 2008 Omnibus Incentive Compensation Plan
Anadarko Petroleum Corporation 2008 Director Compensation Plan
(Full Title of the Plan)
Robert K. Reeves
Senior Vice President, General Counsel,
Chief Administrative Officer and Corporate Secretary
Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(832) 636-1000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Michael E. Dillard, P.C.
John Goodgame
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered	Per Share (3)	Offering Price (3)	Fee
Common Stock, par value $0.10 per share, and Rights attached thereto:
Carried Forward Shares (1)	4,065,335	n/a	n/a	n/a
Shares not previously registered	30,434,665	$73.26	$2,229,643,558	$87,625
Total	34,500,000 (2)	$73.26	$2,229,643,558	$87,625

(1)	Pursuant to Interpretation No. 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, the 34,500,000 shares of Anadarko Petroleum Corporation’s (the “Registrant”) common stock, par value $0.10 per share (the “Common Stock”) being registered under this Registration Statement includes 4,065,335 shares of the Registrant’s Common Stock (the “Carried Forward Shares”) that were previously available for issuance under the Registrant’s Amended and Restated 1999 Stock Incentive Plan (the “1999 Plan”), but which have been carried forward to and included in the shares available for issuance under the Registrant’s 2008 Omnibus Incentive Compensation Plan (the “2008 Omnibus Plan”). The Registrant previously registered the Carried Forward Shares under its Registration Statement on Form S-8 (Registration No. 333-126520), which was originally filed with the Securities and Exchange Commission on July 11, 2005, and the Registrant paid the required registration fee. The Registrant has concurrently filed a Post-Effective Amendment to the Registration Statement on Form S-8 filed on July 11, 2005 (File No. 333-126520) deregistering the Carried Forward Shares under the 1999 Plan. The Registrant is also registering under this Registration Statement 1,500,000 shares of the Registrant’s Common Stock under its 2008 Director Compensation Plan (the “2008 Director Plan” and collectively with the 2008 Omnibus Plan, the “Plans”).

(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under such Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on June 26, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this Registration Statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information filed with the SEC after the date of this Registration Statement will update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) until all of the Common Stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all Common Stock then remaining unsold.
The following documents filed with the SEC are hereby incorporated by reference:
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2007;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;

(c)	Our Current Reports on Form 8-K, filed with the SEC on February 5, 2008, March 4, 2008, March 5, 2008, May 6, 2008, and May 27, 2008; and

(d)	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 4, 1986, and the Form 8-A12B filed with the SEC on October 30, 1998 as amended by the Form 8-A12B/A filed with the SEC on April 27, 2000.
You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices as follows:
CORPORATE SECRETARY
ANADARKO PETROLEUM CORPORATION
1201 LAKE ROBBINS DRIVE
THE WOODLANDS, TEXAS 77380-1046
(832) 636-1000
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Our bylaws provide that we must indemnify to the fullest extent permitted by applicable law any person made, or threatened to be made, a party in any action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative), by reason of the fact that he or she is or was one of our directors or officers or by reason of the fact that such director or officer, at our request, is or was serving as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service to employee benefit plans. However, under our bylaws, except for proceedings to enforce the right to indemnification, we are not required to indemnify anyone in connection with any proceeding initiated by such person unless it was authorized by our board of directors. We may, in our discretion, indemnify any person made or threatened to be made a party to a proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of us, or is or was serving or has agreed to serve at our request as an employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such employee or agent.
     Pursuant to Section 145 of the Delaware General Corporation Law, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office. We also have the power to purchase and maintain insurance for such directors and officers.
     We have also entered into individual indemnification agreements with each of our directors and certain executive officers. These agreements indemnify such directors and officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company.
ITEM 8. EXHIBITS

Exhibit
Number

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4(a) to Form S-3 filed on May 9, 2001, File No. 333-60496).

4.2	Certificate of Amendment of the Company’s Restated Certificate of Incorporation, dated July 14, 2000 (incorporated by reference to Exhibit 4.1 to Form 8-K dated July 28, 2000, File No. 1-8968).

4.3	Certificate of Amendment of the Company’s Restated Certificate of Incorporation, dated May 11, 2006 (incorporated by reference to Exhibit 3(d) to Form 10-Q for quarter ended June 30, 2006, File No. 1-8968).

4.4	By-Laws of the Company, amended and restated as of May 20, 2008 (incorporated by reference to Exhibit 3.1 to Form 8-K dated May 27, 2008, File No. 1-8968).

4.5	Rights Agreement dated as of October 29, 1998 between the Company and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to Form 8-A, dated October 30, 1998, File No. 1-8968).

4.6	Amendment No. 1 to Rights Agreement, dated as of April 2, 2000 between Anadarko Petroleum Corporation and the Rights Agent (incorporated by reference to Exhibit 2.4 to Form 8-K, dated April 2, 2000, File No. 1-8968).

4.7	Certificate of Designation of 5.46% Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 4(a) to Form 8-K, dated May 6, 1998, File No. 1-8968).

4.8	Amended and Restated 1999 Stock Incentive Plan (incorporated by reference to Exhibit 4.5 to Form 8-K, dated July 11, 2005, File No. 1-8968).

4.9	Underwriting Agreement, dated September 14, 2006, among Anadarko Petroleum Corporation and the Underwriters (incorporated by reference to Exhibit 1.1 to Form 8-K, dated September 19, 2006, File No. 1-8968).

4.10	Trustee Indenture dated as of September 19, 2006, Anadarko Petroleum Corporation to The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Form 8-K, dated September 19, 2006, File No. 1-8968).

Exhibit
Number

4.11	Second Supplemental Indenture dated October 4, 2006, among Anadarko Petroleum Corporation, Kerr-McGee Corporation, and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to Form 8-K, dated October 5, 2006, File No. 1-8968).

4.12	Ninth Supplemental Indenture dated October 4, 2006, among Anadarko Petroleum Corporation, Kerr-McGee Corporation, and Citibank, N.A. (incorporated by reference to Exhibit 4.2 to Form 8-K, dated October 5, 2006, File No. 1-8968).

4.13	2008 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, dated May 27, 2008, File No. 1-8968).

4.14	2008 Director Compensation Plan (incorporated by reference to Exhibit 10.2 to Form 8-K, dated May 27, 2008, File No. 1-8968).

5.1 *	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality of securities being registered.

23.1 *	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2 *	Consent of KPMG LLP.

23.3 *	Consent of Netherland, Sewell & Associates, Inc.

24.1 *	Power of Attorney (see signature page).

*	Filed herewith.
ITEM 9. UNDERTAKINGS
The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Anadarko Petroleum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on this 30th day of June, 2008.

ANADARKO PETROLEUM CORPORATION
By:	/s/ R.A. Walker
R.A. Walker
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints R.A. Walker and James T. Hackett, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James T. Hackett	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2008

James T. Hackett

/s/ R.A. Walker	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 30, 2008

R.A. Walker

/s/ Bruce W. Busmire	Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	June 30, 2008

Bruce W. Busmire

/s/ Robert J. Allison, Jr.	Director	June 30, 2008

Robert J. Allison, Jr.

/s/ Larry Barcus	Director	June 30, 2008

Larry Barcus

/s/ James L. Bryan	Director	June 30, 2008

James L. Bryan

Signature	Title	Date

/s/ John R. Butler, Jr.	Director	June 30, 2008

John R. Butler, Jr.

/s/ Luke R. Corbett	Director	June 30, 2008

Luke R. Corbett

/s/ H. Paulett Eberhart	Director	June 30, 2008

H. Paulett Eberhart

/s/ Peter J. Fluor	Director	June 30, 2008

Peter J. Fluor

/s/ John R. Gordon	Director	June 30, 2008

John R. Gordon

/s/ John W. Poduska, Sr., Ph.D.	Director	June 30, 2008

John W. Poduska, Sr., Ph.D.

/s/ Paula Rosput Reynolds	Director	June 30, 2008

Paula Rosput Reynolds

EXHIBIT INDEX

Exhibit
Number

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4(a) to Form S-3 filed on May 9, 2001, File No. 333-60496).

4.2	Certificate of Amendment of the Company’s Restated Certificate of Incorporation, dated July 14, 2000 (incorporated by reference to Exhibit 4.1 to Form 8-K dated July 28, 2000, File No. 1-8968).

4.3	Certificate of Amendment of the Company’s Restated Certificate of Incorporation, dated May 11, 2006 (incorporated by reference to Exhibit 3(d) to Form 10-Q for quarter ended June 30, 2006, File No. 1-8968).

4.4	By-Laws of the Company, amended and restated as of May 20, 2008 (incorporated by reference to Exhibit 3.1 to Form 8-K dated May 27, 2008, File No. 1-8968).

4.5	Rights Agreement dated as of October 29, 1998 between the Company and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to Form 8-A, dated October 30, 1998, File No. 1-8968).

4.6	Amendment No. 1 to Rights Agreement, dated as of April 2, 2000 between Anadarko Petroleum Corporation and the Rights Agent (incorporated by reference to Exhibit 2.4 to Form 8-K, dated April 2, 2000, File No. 1-8968).

4.7	Certificate of Designation of 5.46% Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 4(a) to Form 8-K, dated May 6, 1998, File No. 1-8968).

4.8	Amended and Restated 1999 Stock Incentive Plan (incorporated by reference to Exhibit 4.5 to Form 8-K, dated July 11, 2005, File No. 1-8968).

4.9	Underwriting Agreement, dated September 14, 2006, among Anadarko Petroleum Corporation and the Underwriters (incorporated by reference to Exhibit 1.1 to Form 8-K, dated September 19, 2006, File No. 1-8968).

4.10	Trustee Indenture dated as of September 19, 2006, Anadarko Petroleum Corporation to The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Form 8-K, dated September 19, 2006, File No. 1-8968).

4.11	Second Supplemental Indenture dated October 4, 2006, among Anadarko Petroleum Corporation, Kerr-McGee Corporation, and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to Form 8-K, dated October 5, 2006, File No. 1-8968).

4.12	Ninth Supplemental Indenture dated October 4, 2006, among Anadarko Petroleum Corporation, Kerr-McGee Corporation, and Citibank, N.A. (incorporated by reference to Exhibit 4.2 to Form 8-K, dated October 5, 2006, File No. 1-8968).

4.13	2008 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, dated May 27, 2008, File No. 1-8968).

4.14	2008 Director Compensation Plan (incorporated by reference to Exhibit 10.2 to Form 8-K, dated May 27, 2008, File No. 1-8968).

5.1 *	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality of securities being registered.

23.1 *	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2 *	Consent of KPMG LLP.

23.3 *	Consent of Netherland, Sewell & Associates, Inc.

24.1 *	Power of Attorney (see signature page).

*	Filed herewith.